EXHIBIT 10.10

PROMISSORY NOTE

June 21, 2006

1.             Key Terms

Borrower:                                                                                                W&G Partnership, Ltd.

Borrower’s Mailing Address:                                                             6 Desta Drive, Suite 6500

                                                                                                                 Midland, Texas 79701

Lender:                                                                                                    Behringer Harvard Operating Partnership I

                                                                                                                 LP, a Texas limited partnership

Place for Payment:                                                                                c/o Behringer Harvard REIT I, Inc.

                                                                                                                 15601 Dallas Parkway, Suite 600

                                                                                                                 Addison, Texas 75001-6026

                                                                                                                 Attention: Treasurer

Principal Amount:                                                                                 $3,000,000.00

Annual Interest Rate:                                                                           7.75% per annum

Maturity Date:                                                                                       June 21, 2013

Default Rate:                                                                                          12% per annum

2.                                       Terms of Payment (principal and interest):

Interest only, calculated at the annual rate of 6.50%, shall be due and payable monthly as it accrues on the 15th day of each month, beginning July 15, 2006, and continuing through the Maturity Date. The difference between the Annual Interest Rate and 6.50% shall be accrued and added to the Principal Amount annually on the anniversary date of this Note. On the Maturity Date, the unpaid Principal Amount balance and accrued, unpaid interest will be payable in full. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Borrower shall have the right to prepay all or any part of the Principal Amount at any time. Partial releases of the Development Land shall be accomplished under the terms of the Deed of Trust described below.

3.                                       Security for Payment: This Note is secured by a deed of trust of even date herewith from W&G Partnership, Ltd. to Randall S. Osborne, Trustee, for the benefit of Lender (“Deed of Trust”), which covers the real property described on Exhibit “A” of the Deed of Trust (referred to as the “Development Land”)

4.                                       Promise to Pay/Default Interest. Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This Note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity or so long as any other Event of Default has occurred and is continuing, then notwithstanding anything in this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance at the Default Rate.

5.                                       Acceleration.        If Borrower defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this Note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the Note immediately due after ten (10) days written notice to Borrower.

6.                                       Loan Charges. Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

7.                                       Late Charge. If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Deed of Trust or any other Loan Document is not received in full by Lender within ten (10) days after the installment or other amount is due, counting from and including the date such installment or other amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

8.                                       Exculpation. Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness. Borrower shall be personally liable to Lender for the performance of all of Borrower’s obligations under Section 8.2 of the Deed of Trust (relating to environmental matters).

9.                                       When the context requires, singular nouns and pronouns include the plural. Capitalized terms used herein shall have the meaning given in the Deed of Trust unless otherwise defined.

W&G PARTNERSHIP, LTD.,
a Texas limited partnership

By:	ClayDesta, L.P., its managing general partner

	By:	ClayDesta Operating L.L.C.,
its general partner

		By:	/s/ L. Paul Latham
L. Paul Latham
President